UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-144973	56-2646797
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6650 Via Austi Parkway, Suite 170
Las Vegas, NV 89119
 (Address of principal executive offices)

(702) 583-6715
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective on August 6, 2014, Las Vegas Railway Express, Inc. (the “Company”) elected Mr. Ronald L. Batory as a member of the board of directors (the “Board”) of the Company.

Ronald L. Batory, Age 64

Mr. Batory, age 64, has more than 43 years of experience in the railroad industry, serving in various administration and operating management positions of considerable responsibility. He has worked for Grand Trunk Western Railroad Company, Southern Pacific Transportation Company, The Beltway Company of Chicago as a President and as a Vice President for Consolidated Rail Corporation.  Mr. Batory has served on the board of directors of the Kansas City Terminal Railway Company, Southern Illinois and Missouri Bridge Company, Arkansas & Memphis Railway Bridge and Terminal Company, Terminal Railroad Association of St. Louis and American Short Line & Regional Railroad Association.

Mr. Batory holds a BA in Business Administration and a graduate Master’s degree from Eastern Michigan University.

The Board believes that Mr. Batory’s extensive experience in the railroad industry, including years of services on boards of directors, will be of great value to the Company.

In consideration of his service as a director, Mr. Batory will receive an initial 500,000 shares of the Company’s common stock, as well as a cash payment of $12,000 per annum.

Family Relationships

Mr. Batory does not have a family relationship with any of the current officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangement

In consideration of his service as a director, Mr. Batory will receive an initial 500,000 shares of the Company’s common stock, as well as a cash payment of $12,000 per annum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2014	LAS VEGAS RAILWAY EXPRESS, INC.

By: /s/ Michael Barron
Michael Barron
Chief Executive Officer